EXHIBIT 21
SUBSIDIARIES OF G&K SERVICES, INC.
G&K Services, Co. (incorporated in Minnesota, U.S.A.)
G&K Services Canada Inc. (incorporated in Ontario, Canada)
Les Services G&K (Quebec) Inc. (incorporated in Quebec, Canada)